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                                                                  EXHIBIT 23.3


Netherland, Sewell & Associates, Inc.
International Petroleum Consultants
Engineering, Geology, Geophysics



                CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.


     We hereby consent to the incorporation by reference into the Form S-2 Registration Statement filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, including any amendment thereto, of Southern Mineral Corporation, a Nevada corporation (the "Company"), of the references to this firm and to its reports listed below regarding the Southern Mineral Corporation proved reserves estimates contained in the Company's Prospectus on Form S-2 to be filed by Southern Mineral Corporation with the Securities and Exchange Commission.

        1. Report of domestic proved reserves estimates as of January 1, 1996 dated March 1, 1996.

        2. Audit of domestic proved reserves estimates as of December 31, 1996 dated February 25, 1997.

        3. Report of the proved reserves estimates of the Big Escambia Creek Field Acquisition, as of December 31, 1996, dated September 29, 1997.




                                        NETHERLAND, SEWELL & ASSOCIATES, INC.



                                        By: /s/ DANNY D. SIMMONS
                                            ---------------------------------
                                            Danny D. Simmons
                                            Senior Vice President


Houston, Texas
October 1, 1997